EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement") dated December 22, 2017 is entered into by and between Sertant, Inc., (through its court appointed receiver), a Nevada Corporation (referred to herein as “Seller”), and EPHS, Inc., a Florida corporation.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.

Purchase and Sale of Stock.

(a)

Sale of Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties and covenants contained herein, Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer 75,000,000 (Seventy Five Million) shares of Sertant, Inc.’s (the “Company”) common stock (the “Shares”)”, for $0.001466 per share for  an aggregate purchase price of  $110,000 (One Hundred and Ten Thousand Dollars) (the “Purchase Price”).

(b)

Closing.

(i)

The closing of the transactions contemplated hereunder (the “Closing”) shall take place on such date and time as Seller and Buyer may mutually agree upon, but in no event later than December 27, 2017 (the “Closing Date”).

(ii)

At the Closing:

(a)

Seller shall transfer to Buyer, good and marketable title to the Shares, free and clear of any and all liens, claims, encumbrances and adverse interests of any kind, by delivering to Buyer the certificates representing the Shares via DTC Transfer or in physical form with signature bank guaranteed.

(b)

Buyer shall deliver to Seller the Purchase Price in such form as may be mutually agreed between the parties.

2.

Representations and Warranties of Seller. Seller hereby represents and warrants to the Buyer that:

(a)

Seller is the court appointed Receiver of the Company and has sole management power over the disposition of the Shares. The Shares are free and clear of any liens, claims, encumbrances, and charges.

(b)

The Shares have not been sold, conveyed, encumbered, hypothecated or otherwise transferred by Seller except pursuant to this Agreement.

(c)

Seller has the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out his obligations hereunder. This Agreement constitutes the valid and binding obligation of Seller.

(d)

The Seller is the court appointed receiver of the Company and as such hereby represents that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification necessary, except for those jurisdictions in which failure to be so qualified would not have a materially adverse effect on the Company or its business.

(e)

Seller represents and warrants that 2,500,000,000 shares of common stock, par value. $0.001, are authorized, of which 47,600,877 were issued and outstanding.  All of the outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights.  As of the date hereof, the Company has no other securities, or rights, or options, or warrants to purchase securities, outstanding and no other securities, rights, or potions, or warrants shall be issued prior to the Closing. No subsidiary of the Company owns any Shares.  Except as set forth above, no other stock shall be issued by the Company without the express written consent of the Buyer.

(f)

The Seller represents and warrants that the balance sheet and income statement of the Company dated as of September 30, 2017 and filed with the Pink Sheets have been delivered to the Buyer (hereinafter referred to as the “Financial Statements”).  The Financial Statements and the Closing Financial Statements are in accordance with the Company’s books and records, complete and accurate in all material respects and are prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of and operating results of the Company during the periods indicated.  As of the Closing Date neither the Company nor any of its subsidiaries shall have any liabilities of any kind or nature, contingent or otherwise.

3.

Representations and Warranties of Buyer. Buyer hereby warrants and represents to the Seller that:

(a)

Authority. Buyer has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.

(b)

Investment Intent. Buyer is acquiring the Shares for its own account for investment purposes only and not with a view to or for distributing or reselling any part thereof or interest therein, without prejudice, however, to the Buyer’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.

(c)

Experience of Buyer. Buyer has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

(d)

Ability of Buyer to Bear Risk of Investment. Buyer is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.

(e)

Access to Information. Buyer acknowledges that it has been afforded (i) the opportunity to ask such questions as they have deemed necessary of, and to receive answers from Seller concerning the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable them to evaluate his investment in the Shares; and (iii) the opportunity to obtain such additional information which the Seller possesses or can acquire without unreasonable effort or expense that is necessary to make  an informed investment decision with respect to the Shares.

(f)

Reliance. Buyer understands and acknowledges that (i) the Shares are restricted for a one year period under Rule 144; (ii) the Shares are being offered and sold to him without registration under the Securities Act in a private transaction that is exempt from the registration provisions of the Securities Act, (iii) the availability of such exemption, depends in part on, and that Seller will rely upon the accuracy and truthfulness of, the foregoing representations and Buyer hereby consents to such reliance, and (iv) that the certificates representing the Shares will bear the appropriate legend stating the restrictions on the resale and transfer of the Shares.

4.

Miscellaneous.

(a)

Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

(b)

Law/Venue. This Agreement shall be governed by and construed under the laws of the State of Nevada as applied to agreements entered into and to be performed entirely within the United States. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located Governing in the State of Florida.

(c)

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)

Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by overnight delivery by a nationally recognized overnight courier upon proof of sending thereof and addressed to the party to be notified at the address indicated for such party on the Signature Page of this Agreement, or at such other address as such party may designate by written notice to the other parties.

(f)

Expenses. Each of the parties shall bear its own costs and expenses incurred with respect to the negotiation, execution, delivery, and performance of this Agreement.

(g)

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and Buyer.

(h)

Entire Agreement. This Agreement represents and constitutes the entire agreement and understanding between the parties with regard to the subject matter contained herein and all prior agreements, understandings and representations are hereby merged into this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

SELLER

Sertant, Inc.
25325 Utica Rd
Roseville, MI 48066
Email: atty4defense@aol.com.

By:	/s/Angela Collette
Angela Collette
Court Appointed Receiver for Sertant, Inc.

BUYER

/s/Gianfranco Bentivoglio
Name:	Gianfranco Bentivoglio
Title:	President EPHS, Inc.